UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 1, 2014

NORTHWEST INDIANA BANCORP

(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue
Munster, Indiana 46321
(Address of principal executive offices) (Zip Code)

(219) 836-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 20, 2013, NorthWest Indiana Bancorp announced that its bank subsidiary, Peoples Bank, signed a definitive agreement (the “Agreement”) to acquire First Federal Savings and Loan Association of Hammond (“First Federal”), a federal mutual savings association headquartered in Hammond, Indiana. Pursuant to the Agreement, Peoples Bank was to acquire First Federal by merging First Federal with and into Peoples Bank immediately following First Federal’s voluntary supervisory conversion to stock form. Peoples Bank was not required to issue or pay any shares, cash, or other consideration in the merger. The Agreement sets forth the terms and conditions of Peoples Banks’ acquisition of First Federal.

On April 2, 2014, NorthWest Indiana Bancorp, the holding company for Peoples Bank, announced that Peoples Bank has successfully completed the previously announced acquisition of First Federal Savings and Loan Association of Hammond, a federal mutual savings bank headquartered in Hammond, Indiana. A copy of that press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release issued by NorthWest Indiana Bancorp on April 2, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2014

NORTHWEST INDIANA BANCORP

By:	/s/ Benjamin Bochnowski
Name: Benjamin Bochnowski Title: Executive Vice President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by NorthWest Indiana Bancorp on April 2, 2014